AMENDMENT TO EMPLOYMENT AGREEMENT
(Guy J. Constant)
This Amendment to Employment Agreement (this “Amendment”) is effective as of July 25, 2017, by and between Red Robin Gourmet Burgers, Inc., and Delaware Corporation (the “Company”) and Guy J. Constant (the “Executive”). Reference is made to that certain Employment Agreement by and between the Company and Executive effective as of December 14, 2016 (the “Employment Agreement”). All capitalized terms not defined herein shall have the meaning assigned to such terms in the Employment Agreement. The Company and Executive are referred to in this Amendment collectively as the “Parties.”
WHEREAS, the Parties desire to amend certain terms of the Employment Agreement as set forth below.
NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Parties hereby agree as follows:
1. Amendment to Section 4. Sections 4(e) and (f) shall be replaced in their entirety and a new Section 4(g) shall be added by the language set forth below:
“(e)     Change in Control. Executive’s employment may be terminated within twenty-four (24) months following a Change in Control Date by the Company without Cause or by Executive for Good Reason.
(f) Obligations of the Company Upon Termination.
(i)     Death; Disability; For Cause; Resignation without Good Reason. If Executive's employment is terminated by reason of Executive's Death or Disability or by the Company for Cause or Executive resigns without Good Reason, this Agreement shall terminate without further obligations to Executive or his legal representatives under this Agreement, other than (A) payment of the sum of (1) Executive's Annual Base Salary through the date of termination to the extent not theretofore paid and (2) reimbursement for any unreimbursed business expenses incurred through the date of termination which shall be paid in a lump sum in cash within 30 days of the effective date of termination or such earlier date as may be required by law; (B) any payments, benefits or fringe benefits to which Executive shall be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement, which shall be paid at such times in and such forms as provided for by such plan, program or grant or such earlier date as may be required by law; and (C) any Annual Bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination, which shall be paid in a lump sum in cash when such Annual Bonus payment is regularly paid to similarly situated executives (the payments and benefits described in clauses (A), (B), and (C) shall be hereinafter referred to as the “Accrued Obligations”).
(ii)     By the Company without Cause or by Executive for Good Reason. If, prior to the expiration of the stated term of this Agreement, the Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, this Agreement shall terminate without further obligations to Executive other than:
(A) payment of the Accrued Obligations as described in Section 4(f)(i); and
(B) payment of the equivalent of twelve (12) months of Executive's Annual Base Salary as in effect immediately prior to the date of termination which shall be paid in a lump sum in cash within 60 days of the effective date of termination, subject to standard withholdings and other authorized deductions;
provided, however, that as a condition precedent to receiving the payments and benefits provided for in this Section 4(f)(ii) (other than payment of the Accrued Obligations), Executive shall first execute and deliver to the Company and RRI a general release agreement in a form that is satisfactory to the Company and RRI, and all rights of Executive thereunder or under applicable law to rescind or revoke the release shall have expired no later than the date specified in such release, which shall either be

28 days or 52 days, dependent upon the circumstances, after the date of termination. If Executive fails to timely execute the release, all payments and benefits set forth in this Section 4(f)(ii) (other than the payment of the Accrued Obligations) shall be forfeited. ·
Notwithstanding any other provision contained in this Agreement, if Section 4(f)(iii) applies to Executive, this Section 4(f)(ii) shall not also apply.
(iii)     Change in Control. If, within 24 months following a Change in Control Date, the Company terminates Executive's employment without Cause or Executive terminates his employment for Good Reason, this Agreement shall terminate without further obligations to Executive other than:
(A) payment of the Accrued Obligations as described in Section 4(f)(i) except that the Accrued Obligations described in clause (A) of Section 4(f)(i) shall be paid in a lump sum in cash within 10 days of the effective date of termination;
(B) payment of the equivalent of twelve (12) months of Executive's Annual Base Salary as in effect immediately prior to the date of termination which shall be paid in a lump sum in cash within 10 days of the effective date of termination, subject to standard withholdings and other authorized deductions;
(C) payment of the higher of Executive’s target or actual Annual Bonus amount earned for performance during the fiscal year in which the Change in Control Date occurs which shall be paid in a lump sum in cash when such Annual Bonus payment is regularly paid to similarly situated executives;
(D) upon surrender by Executive within ninety (90) days after the termination of Executive’s employment (which surrender shall be at the sole option of Executive) of his outstanding options to purchase common shares of the Company (“Common Shares”) granted to Executive by the Company (the “Outstanding Options”), payment of an amount in respect of each Outstanding Option (whether vested or not) equal to the difference between the exercise price of such Outstanding Option and the fair market value of the Common Shares at the time of such termination (but not less than the closing price for the Common Shares on NASDAQ, or such other national stock exchange on which such shares may be listed, on the last trading day such shares traded prior to the date of surrender) which shall be paid in a lump sum in cash within 10 days of such surrender; and
(E)     upon Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the Company shall pay to Executive in a lump sum in cash within 30 days after such election an amount equal to the product of (x) the portion of premiums of Executive’s group health insurance, including coverage for Executive’s eligible dependents, that the Company paid immediately prior to his date of termination and (y) twelve;
provided, however, that as a condition precedent to receiving the payments and benefits provided for in this Section 4(f)(iii) (other than payment of the Accrued Obligations), Executive shall first execute and deliver to the Company and RRI a general release agreement in a form that is satisfactory to the Company and RRI, and all rights of Executive thereunder or under applicable law to rescind or revoke the release shall have expired no later than the date specified in such release, which shall either be 28 days or 52 days, dependent upon the circumstances, after the date of termination. If Executive fails to timely execute the release, all payments and benefits set forth in this Section 4(f)(iii) (other than the payment of the Accrued Obligations) shall be forfeited. ·
(iv)     Exclusive Remedy. Executive agrees that the payments contemplated by this Section 4(f) shall constitute the exclusive and sole remedy for any termination of his employment, and Executive covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment; provided, however, that nothing contained in this Section 4(f)(iv) shall prevent Executive from otherwise challenging in a subsequent arbitration proceeding a determination by the Company that it was entitled to terminate Executive's employment hereunder for Cause.
(v)     Termination of Payments. Anything in this Agreement to the contrary notwithstanding, the Company shall have the right to terminate all payments and benefits owing to Executive pursuant to this Section 4(f) upon the Company's discovery of any breach by Executive of his obligations under the general release or Sections 5, 6, 7 and 8 of this Agreement.
(g)     Survival of Certain Obligations Following Termination. Notwithstanding any other provision contained in this Agreement, the provisions in Sections 5 through 11 and 14 through 21 of this Agreement shall survive any termination of Executive’s employment hereunder (but shall be subject to Executive’s right to receive the payments and benefits provided under this Section 4.)”
2. Amendment to Section 13. The following terms shall be added to Section 13 by the language set forth below:
““Change in Control” means:
(i)     The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with subsections (iii)(A), (B) and (C) below;
(ii)     A majority of the individuals who serve on the Board as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(iii)     Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets directly or through one or more Subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-

outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership of more than 50% existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(iv)     Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above.
“Change in Control Date” shall mean any date during the term of this Agreement on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if Executive’s employment or status as an officer with the Company is terminated within six (6) months before the date on which a Change in Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately before the date of such termination.
“Subsidiary” means a company 50 percent or more of the voting securities of which are owned, directly or indirectly, by the Company.”
3. Amendment to Section 17. Every instance of “Section 4(e)” in Section 17(b) shall be changed to “Section 4(f).”
4. No Other Changes. Except as modified or supplemented by this Amendment, the Employment Agreement remains unmodified and in full force and effect.
5. Miscellaneous.
(a)     Governing Law. This Amendment and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of Colorado, without regard to conflicts of laws principles thereof. Each Party shall submit to the venue and personal jurisdiction of the Colorado state and federal courts concerning any dispute arising from or relating to this Amendment; provided, however, the Company is not limited in seeking relief in those courts.
(b     Binding Effect. This Amendment is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.
(c)     Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
(d)     Savings Clause. If any provision of this Amendment or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Amendment or the Employment Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Amendment and the Employment Agreement are declared to be severable.
[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to the Employment Agreement to be executed as of the date first above written.
RED ROBIN GOURMET BURGERS, INC.
By:     /s/ Denny Marie Post_____________________
Denny Marie Post
President

EXECUTIVE:
_/s/_Guy J. Constant_________________________
    Guy J. Constant